UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2008

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
(Address of principal executive offices)(Zip Code)

 (919) 645-6400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2008, Capital Bank Corporation, a North Carolina corporation (“CBC”), and Capital Bank, a wholly-owned subsidiary of CBC (hereinafter the “Bank”), entered into Amended and Restated Employment Agreements with each of B. Grant Yarber, President and Chief Executive Officer of CBC and the Bank, and Mark Redmond, Chief Credit Officer of CBC and the Bank. The agreements restate the existing employment agreements with Messrs. Yarber and Redmond, and include certain technical amendments to bring them into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, including slight changes to the (i) payment schedule for any severance payments due under the agreements and (ii) timing of receipt of COBRA continuation payments.

The foregoing description is qualified in its entirety by reference to each of the agreements, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2 of this form 8−K, respectively, and which are incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

Exhibit 10.1	Amended and Restated Employment Agreement, dated September 17, 2008, by Capital Bank Corporation, Capital Bank and B. Grant Yarber

Exhibit 10.2	Amended and Restated Employment Agreement, dated September 17, 2008, by Capital Bank Corporation, Capital Bank and Mark Redmond

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2008	CAPITAL BANK CORPORATION

By: /s/ B. Grant Yarber
B. Grant Yarber
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

Exhibit 10.1	Amended and Restated Employment Agreement, dated September 17, 2008, by Capital Bank Corporation, Capital Bank and B. Grant Yarber

Exhibit 10.2	Amended and Restated Employment Agreement, dated September 17, 2008, by Capital Bank Corporation, Capital Bank and Mark Redmond